                                    EXHIBIT E

                  AMENDED AND RESTATED PREFERRED STOCK INVESTOR
                          REGISTRATION RIGHTS AGREEMENT


                                    AMENDED AND RESTATED PREFERRED STOCK
                           INVESTOR REGISTRATION RIGHTS AGREEMENT (this
                           "Agreement") dated as of June 27, 2002, between TransMontaigne Inc., a Delaware corporation (the "Company"), and the entities listed on the signature pages of this Amended and Restated Registration Rights Agreement (the "Preferred Stock Investors").

                  WHEREAS, pursuant to the terms of the Preferred Stock and Warrant Purchase Agreements between the Company and each of the Preferred Stock Investors (the "Stock and Warrant Purchase Agreements"), the Preferred Stock Investors have purchased (x) shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and
(y) Warrants, each to purchase three-fifths of one share of the Company's Common Stock, par value $.01 per share (the "Common Stock") and are beneficiaries of a Registration Rights Agreement dated as of March 25, 1999 with the Company (the "Original Registration Rights Agreement");

                  WHEREAS, pursuant to the terms of the Preferred Stock Recapitalization Agreements (the "Recapitalization Agreements") entered into, or to be entered into, between the Company and the Preferred Stock Investors (the "Series B Investors"), the Series B Investors have agreed to tender (the "Recapitalization") certain of their shares of Series A Preferred Stock and Warrants for recapitalization by the Company for consideration consisting of (x) shares of Common Stock, (y) cash and (z) shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"); and

                  WHEREAS, it is a condition precedent to the Series B Investors' obligations to participate in the Recapitalization as contemplated by the Recapitalization Agreements that the Company and the Series B Investors shall have entered into this Agreement to, among other things, (i) grant registration rights in respect of the Series B Investor Shares similar to the rights set forth in (x) the Registration Rights Agreement, dated as of April 17, 1996, and amended and restated as of June 27, 2002 (the "Institutional Investor Registration Rights Agreement"), by and among the Company and the institutional investors identified therein (the "Institutional Investors"), (y) the Registration Rights Agreement, dated as of October 30, 1998, and amended and restated as of June 27, 2002 (the "LDC Registration Rights Agreement"), between the Company and Louis Dreyfus Corporation ("LDC") and (z) the Original Registration Rights Agreement and (ii) amend and restate the Original Registration Rights Agreement as evidenced hereby.



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                                                                              34


                  NOW, THEREFORE, in consideration of the aforesaid and the mutual promises hereinafter made, the parties hereto agree that the Original Registration Rights Agreement is hereby amended and restated in its entirety as follows:

Definitions

Definitions. The following terms, as used herein, shall have the following meanings:

                  "Advice" has the meaning set forth in Section 2.3.

                  "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                  "Commission" means the Securities and Exchange Commission or any other Federal agency from time to time administering the 1933 Act or the Exchange Act.

                  "Common Stock" has the meaning set forth in the recitals to this Agreement.

                  "Common Stock Equivalent" means any securities of any person convertible into or exchangeable or exercisable for Common Stock (whether at the option of such person or of the holder of such securities), including the Series A Preferred Stock and the Series B Preferred Stock.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Demand Registration" has the meaning set forth in Section 2.2.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Institutional Investor Demand Registration" has the meaning set forth in Section 2.2.1.

                  "Institutional Investor Notice" has the meaning set forth in
Section 2.2.1.



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                                                                              35


                  "Institutional Investor Registration Rights Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Institutional Investors" has the meaning set forth in the recitals to this Agreement.

                  "LDC" has the meaning set forth in the recitals to this Agreement.

                  "LDC Demand Registration" has the meaning set forth in Section 2.2.1.

                  "LDC Holders" has the meaning set forth in the LDC Registration Rights Agreement.

                  "LDC Notice" has the meaning set forth in Section 2.2.1.

                  "LDC Registration Rights Agreement" has the meaning set forth in the recitals to this Agreement.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Original Registration Rights Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Permitted Affiliate of the Preferred Stock Investors" means any Affiliate, officer or employee of an Affiliate or investment fund managed by an Affiliate of any Preferred Stock Investor to which any Preferred Stock Investor may transfer record and/or beneficial ownership of the Preferred Stock Investor Shares.

                  "person" means any individual, corporation, limited liability company, firm, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization, including a government, a governmental body, a political subdivision or an agency or instrumentality thereof.

                  "Piggyback Registration" has the meaning set forth in Section 2.1.1.

                  "Preferred Stock Investors" has the meaning set forth in the recitals to this Agreement, and includes the Series B Investors unless expressly indicated otherwise.

                  "Preferred Stock Investor Demand Notice" has the meaning set forth in Section 2.2.1.

                   "Preferred Stock Investor Demand Registration" has the meaning set forth in Section 2.2.1.

                  "Preferred Stock Investor Holders" has the meaning set forth in Section 2.1.1.

                   "Preferred Stock Investor Notice" has the meanings set forth in Section 2.2.1.



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                                                                              36


                  "Preferred Stock Investor Shares" means the Series B Investor Shares and any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrants by the Preferred Stock Investors.

                  "Recapitalization" has the meaning set forth in the recitals to this Agreement.

                  "Recapitalization Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Registration" has the meaning set forth in Section 2.3.

                  "Registrable Securities" means (v) any shares of Common Stock issued upon recapitalization of the Series A Preferred Stock and the Warrants pursuant to the Recapitalization, (w) any shares of Common Stock issued or issuable upon conversion or redemption of the Series B Preferred Stock by the Series B Investors and owned by a Series B Investor or a Permitted Affiliate of the Preferred Stock Investors or any other transferee of the foregoing, (x) any shares of Common Stock issued or issuable upon conversion or redemption of the Series A Preferred Stock, if any, by the Preferred Stock Investors and owned by a Preferred Stock Investor or a Permitted Affiliate of the Preferred Stock Investors or any other transferee of the foregoing, (y) any shares of Common Stock issued or issuable upon exercise of the Warrants, if any, and (z) any shares of Common Stock which may be issued or distributed in respect of such shares of Common Stock by way of concession, stock dividend or stock split or other distribution, recapitalization or reclassification, but with respect to such shares of Common Stock, only so long as such shares are "Restricted Securities". A share of Common Stock shall be deemed to be a "Restricted Security" until such time as such share (i) has been effectively registered under the 1933 Act pursuant to a registration statement with respect to the sale of such share and disposed of pursuant to such registration statement, (ii) has been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (iii) has been otherwise transferred, new certificates for it not bearing a legend restricting further transfer having been delivered by the Company and the subsequent disposition of it not requiring registration or qualification of it under the 1933 Act or any state securities or blue sky law then in force or (iv) has ceased to be outstanding.

                  "Request Notice" has the meaning set forth in Section 2.2.1.

                  "Series A Preferred Stock" has the meaning set forth in the recitals to this Agreement.

                  "Series B Investor Shares" means the Common Stock issued upon recapitalization of the Series A Preferred Stock and the Warrants and any shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock.

                  "Series B Investors" has the meaning set forth in the preamble to this Agreement, and shall include the holders of the Series B Investor Shares.



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                                                                              37


                  "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.01 per share, which Series B Preferred Stock is convertible into shares of Common Stock.

                  "Shelf Registration" has the meaning set forth in Section
2.2.1.

                  "Stock and Warrant Purchase Agreements" has the meaning set forth in the recitals to this Agreement.

                  "Stop Order" has the meaning set forth in Section 2.2.3.

                  "Third Party" has the meaning set forth in Section 2.1.1.

                  "Third Party Registration" has the meaning set forth in
Section 2.1.3.

                  "Warrants" shall mean Warrants to purchase shares of Common Stock as more fully set forth in the Stock and Warrant Purchase Agreements.

                                   ARTICLE II

                         Registration and Related Rights

         SECTION 2.1. Company Registration.

         2.1.1. Right to Piggyback on Company Registration of Common Stock. Subject to Section 2.1.3, if the Company proposes, on its own initiative or at the request of a party holding rights to demand registrations of the Common Stock other than under the LDC Registration Rights Agreement, the Institutional Investor Registration Rights Agreement or this Agreement (a "Third Party") to register any Common Stock under the 1933 Act in connection with the offering of a primary issuance or, in the case of such Third Party, a secondary issuance, of such Common Stock on any form other than Form S-4 or Form S-8 or any form substituting therefor (except for a registration in connection with an exchange offer of securities solely to existing securityholders of the Company) and such proposal would result in the filing of a registration statement with the Commission in connection therewith at any time, the Company shall at such time promptly give each Preferred Stock Investor, each Permitted Affiliate of the Preferred Stock Investors and any other transferee of the foregoing then owning Registrable Securities (collectively, the "Preferred Stock Investor Holders") written notice of such determination no later than thirty-five (35) days prior to the proposed effectiveness date (such proposed effectiveness date to be specified by the Company in the written notice) of the registration statement to be prepared in connection with such proposed registration. Any Preferred Stock Investor Holder wishing to register all or any portion of such Preferred Stock Investor Holder's Registrable Securities pursuant to such proposed registration (a "Piggyback Registration") must give written notice to the Company of its intent to participate in such proposed registration no later than fifteen (15) days after receipt of the notice delivered by the Company. Subject to the allocations set forth in Section 2.1.3, upon receipt of such written request of any such Preferred Stock Investor Holder, the Company will use its reasonable best efforts to effect the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register by the Preferred Stock Investor Holders. Any Preferred Stock Investor Holder holding Registrable Securities that has requested



                                                                   Page 37 of __
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                                                                              38


to be included in such registration may elect, in writing at least five (5) Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register such Registrable Securities in such registration.

Selection of Underwriters. If the Company in its sole discretion decides a Piggyback Registration shall be underwritten, the Company shall have sole discretion in the selection of any underwriter or underwriters to manage such Piggyback Registration.

Priority on Piggyback Registrations. If the managing underwriter or underwriters of a Piggyback Registration (or in the case of a Piggyback Registration not being underwritten, holders of a majority of the shares of Common Stock proposed to be registered by (x) the Preferred Stock Investor Holders, (y) the LDC Holders pursuant to the LDC Registration Rights Agreement and (z) the Institutional Investors pursuant to the Institutional Investor Registration Rights Agreement) advise the Company in writing that in its or their opinion the number of shares of Common Stock proposed to be sold in such Piggyback Registration (including any shares proposed to be sold by (i) LDC Holders pursuant to the LDC Registration Rights Agreement, (ii) Institutional Investors pursuant to the Institutional Investor Registration Rights Agreement and (iii) Preferred Stock Investor Holders pursuant to this Agreement) exceeds the number which can be sold, or would adversely affect the price at which the Common Stock could be sold in such offering, the Company will include in such Piggyback Registration only that number of shares of Common Stock which, in the opinion of such underwriter or underwriters (or in the case of a Piggyback Registration not being underwritten, holders of a majority of the shares of Common Stock proposed to be registered by the Preferred Stock Investor Holders, the LDC Holders and the Institutional Investors, as the case may be), can be sold in such offering without so affecting such price. The shares of Common Stock to be included in such Piggyback Registration shall be apportioned (a) first, to any shares of Common Stock that the Company proposes to sell, or in the case of a registration at the request of a Third Party (a "Third Party Registration"), to any shares of Common Stock that the Third Party proposes to sell, (b) second, pro rata among any shares of Common Stock proposed to be sold by (x) any LDC Holder pursuant to the LDC Registration Rights Agreement and (y) any Institutional Investor pursuant to the Institutional Investor Registration Rights Agreement, up to a maximum of 40% of the balance of the shares of Common Stock to be included in such Piggyback Registration after subtracting the shares proposed to be sold by the Company, or the Third Party, as the case may be, (c) third, pro rata among any shares of Common Stock proposed to be sold by any Preferred Stock Investor Holder and (d) fourth, pro rata among any other shares of Common Stock proposed to be included in such Piggyback Registration, including, in the case of a Third Party Registration, the Company, and in the case of a primary issuance by the Company, any Third Party, in each case according to the total number of shares of Common Stock requested for inclusion by the Preferred Stock Investor Holders, the LDC Holders and the Institutional Investors, as applicable, or in such other proportions as shall mutually be agreed to among such selling stockholders, as applicable. Notwithstanding the foregoing, after June 30, 2004, the shares of Common Stock to be included in such Piggyback Registration shall be apportioned
(I) first, to any shares of Common Stock that the Company proposes to sell, or in the case of a Third Party Registration, to any shares of Common Stock that the Third Party proposes to sell, (II) second, pro rata among any shares of Common Stock proposed to be sold by (A) any Preferred Stock Investor Holder, (B) any LDC Holder pursuant to the LDC Registration Rights Agreement and (C) any Institutional Investor pursuant to the Institutional Investor Registration Rights Agreement and (III) third, pro rata among any other shares of Common Stock proposed to be included in such



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                                                                              39


Piggyback Registration, including, in the case of a Third Party Registration, the Company, and in the case of a primary issuance by the Company, any Third Party, in each case according to the total number of shares of Common Stock requested for inclusion by the Preferred Stock Investor Holders, the LDC Holders and the Institutional Investors, as applicable, or in such other proportions as shall mutually be agreed to among such selling stockholders, as applicable.

         SECTION 2.2. Demand Registration Rights.

         2.2.1. Right to Demand. If, at any time on or after June 30, 2004, or at any time in respect of shares of Common Stock issued upon conversion or redemption of the Series B Preferred Stock or the Series A Preferred Stock, any one or more of the Preferred Stock Investor Holders holding Registrable Securities representing five percent (5%) or more in the aggregate of the then outstanding Common Stock (assuming conversion or exercise of all Common Stock Equivalents held by the Preferred Stock Investor Holders into Registrable Securities at the then conversion price or exercise price) submits a written request (a "Request Notice") to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of all or part of the Registrable Securities then owned by such Preferred Stock Investor Holder or Preferred Stock Investor Holders (a "Preferred Stock Investor Demand Registration"), the Company shall thereupon, as expeditiously as possible, use its reasonable best efforts to file a registration statement with the Commission and have the registration statement declared effective by the Commission; provided, however, that the number of Registrable Securities as to which such request is made shall represent not less than five percent (5%) of the then outstanding Common Stock and Common Stock Equivalents. The Preferred Stock Investor Holders acknowledge that, within ten (10) days after receipt of such Request Notice, the Company will serve written notice of such registration request to (a) all LDC Holders who hold shares of Common Stock which carry registration rights pursuant to the LDC Registration Rights Agreement (the "LDC Notice"), (b) all Institutional Investors who hold shares of Common Stock which carry registration rights pursuant to the Institutional Investor Registration Rights Agreement (the "Institutional Investor Notice") and (c) all other Preferred Stock Investor Holders (the "Preferred Stock Investor Demand Notice"), and, subject to the pro rata allocations set forth in Section 2.2.4, the Company will include in such Preferred Stock Investor Demand Registration all such shares of Common Stock held by the LDC Holders, Institutional Investors and Preferred Stock Investor Holders with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the giving of the LDC Notice, the Institutional Investor Notice and the Preferred Stock Investor Demand Notice; provided, however, that in the event of a Preferred Stock Investor Demand Registration prior to June 30, 2004, Preferred Stock Investor Holders may only request for inclusion in such Preferred Stock Investor Demand Registration those shares of Common Stock issued upon conversion of the Series B Preferred Stock or the Series A Preferred Stock. Any Preferred Stock Investor Demand Registration representing five percent (5%) or more in the aggregate of the then outstanding Common Stock (assuming conversion or exercise of all Common Stock Equivalents held by the Preferred Stock Investor Holders into Registrable Securities at the then conversion price or exercise price) shall, at the Company's option, be underwritten by one or more underwriters and shall be subject to Section 2.2.2 if such Preferred Stock Investor Holder Demand Registration has not previously been designated an underwritten offering; provided, however, that any Preferred Stock Investor



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                                                                              40


Demand Registration exclusively involving shares of Common Stock sold pursuant to block trades need not be underwritten.

                  The LDC Holders and the Institutional Investors have rights to demand registrations under the LDC Registration Rights Agreement and the Institutional Investor Registration Rights Agreement, respectively, similar to those of the Preferred Stock Investor Holders under this Agreement. The Company agrees that it shall, within ten (10) days after receipt of a demand registration request notice from (X) any one or more of the LDC Holders pursuant to the LDC Registration Rights Agreement (an "LDC Demand Registration") or (Y) any one or more of the Institutional Investors pursuant to the Institutional Investor Registration Rights Agreement (an "Institutional Investor Demand Registration") (with the terms "LDC Demand Registration", "Institutional Investor Demand Registration" and "Preferred Stock Investor Demand Registration" being collectively referred to herein as a "Demand Registration"), serve written notice (the "Preferred Stock Investor Notice") of such registration request to all Preferred Stock Investor Holders holding Registrable Securities and, subject to the pro rata allocations set forth in Section 2.2.4, the Company shall include in such LDC Demand Registration or such Institutional Investor Demand Registration, as the case may be, all Registrable Securities held by Preferred Stock Investor Holders with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the giving of the Preferred Stock Investor Notice. Any request by one or more Preferred Stock Investor Holders for inclusion in an LDC Demand Registration or an Institutional Investor Demand Registration shall be deemed to be one (1) of the four (4) Demand Registrations permitted hereunder if (i) such request is in respect of at least 1,000,000 shares of Common Stock and (ii) at least 75% of the shares of Common Stock requested for inclusion by the Preferred Stock Investor Holders are so included. The Company represents that the LDC Holders and the Institutional Investors have agreed to the Preferred Stock Investor Holders' right to participate in LDC Demand Registrations and Institutional Investor Demand Registrations, respectively, on the terms and conditions set forth in this
Section 2.

                  All Preferred Stock Investor Holders requesting registration of their Registrable Securities pursuant to this Section 2.2.1 shall specify the aggregate number of Registrable Securities proposed to be registered and the intended methods of disposition thereof. The Preferred Stock Investor Holders shall collectively be entitled to request, or participate in a Preferred Stock Investor Holder request, an Institutional Investor request or an LDC Holder request for, four (4) Demand Registrations (the last of which shall be a shelf registration pursuant to Rule 415 under the 1933 Act to be effective for not less than 180 days (the "Shelf Registration")) pursuant to which a registration statement covering Registrable Securities shall be filed with and declared effective by the Commission, the expenses of which shall be borne by the Company in accordance with Section 2.4, and no more than one (1) Preferred Stock Investor Demand Registration may be requested by any Preferred Stock Investor Holder in any 12-month period; provided, however, that if, following the effective date of any registration statement filed pursuant to a Demand Registration, any Preferred Stock Investor Holder whose Registrable Securities are to be included in such Demand Registration pursuant to this Section 2.2.1 elects, by giving written notice to the Company not later than ninety (90) days after such effective date, not to dispose of its Registrable Securities because of a material adverse change in the business, condition (financial or otherwise), assets or prospects of the Company and its subsidiaries, taken as a whole, or because of a material adverse event with respect to the Company and its



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                                                                              41


subsidiaries, taken as a whole, not disclosed in the final prospectus prepared in connection with such Demand Registration, then such Demand Registration shall not count as one (1) of the four (4) Demand Registrations permitted hereunder unless shares of Common Stock representing five percent (5%) or more of the then outstanding Common Stock, including Common Stock Equivalents, are sold pursuant to the registration statement prepared in connection with such Demand Registration within ninety (90) days of the effective date of such registration statement and prior to the occurrence of such material adverse change or event.

                  If at the time of any Request Notice (I) the Company is engaged in a registered public offering as to which the Preferred Stock Investor Holders had the right to include their Registrable Securities, whether as a Piggyback Registration or pursuant to the Preferred Stock Investor Holders' participation rights in respect of an LDC Demand Registration or an Institutional Investor Demand Registration, or which was made on Form S-4 or any successor form, (II) the Company is engaged in any other activity outside of the ordinary course of business, such as a merger, consolidation, recapitalization or acquisition which, in the good faith judgment of the Board, would be materially and adversely affected by the requested registration or (III) the Board makes a good faith determination that the public disclosures required to be made in the requested registration statement would have a material and adverse impact on the business, financial condition or prospects of the Company, the Company may at its option direct that such request be delayed for a period of not more than ninety (90) days, which right to delay may be exercised by the Company only one (1) time in respect of each Preferred Stock Investor Demand Registration.

                  The Company shall have the same rights to piggyback on a Preferred Stock Investor Demand Registration as a Preferred Stock Investor Holder would have in a Piggyback Registration permitted under Section 2.1 subject to the pro rata allocations set forth in Section 2.2.4.

         2.2.2. Selection of Underwriters. If a proposed Preferred Stock Investor Demand Registration involves either a firm or best efforts underwritten offering, the Preferred Stock Investor Holder(s) giving the Request Notice with respect to such Preferred Stock Investor Demand Registration shall have the right, subject to approval by the Company (which approval shall not be unreasonably withheld), to select the underwriter or underwriters to manage such Preferred Stock Investor Demand Registration.

         2.2.3. Effective Registration Statement. A registration requested pursuant to this Section 2.2 shall not be deemed to have been effected unless the registration statement prepared in connection therewith has become effective; provided, however, that if, within 75 days after such registration statement has become effective (135 days in the case of the Shelf Registration), the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court (collectively, a "Stop Order"), such registration shall be deemed not to have been effected. Notwithstanding the preceding sentence, if any such Stop Order is rescinded, the effective period shall continue upon such rescission and be extended by the number of days by which such Stop Order reduced the effective period.



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                                                                              42


         2.2.4. Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration initiated under this Agreement, the LDC Registration Rights Agreement or the Institutional Investor Registration Rights Agreement advise the Company in writing that in its or their opinion the number of shares of Common Stock proposed to be sold in such Demand Registration exceeds the number which can be sold, or would adversely affect the price at which the Common Stock could be sold in such offering, the Company will include in such registration only that number of shares of Common Stock which, in the opinion of such underwriter or underwriters, can be sold in such offering without so affecting such price. The shares of Common Stock to be included in such Demand Registration shall be apportioned (x) first, pro rata among (i) shares of Common Stock held by Preferred Stock Investor Holders who have made a request to be included in such Demand Registration, (ii) shares of Common Stock held by LDC Holders who have made a request to be included in such Demand Registration and (iii) shares of Common Stock held by Institutional Investors who have made a request to be included in such Demand Registration, based on the number of shares required to be included in such registration statement, and (y) second, pro rata among any other shares of Common Stock proposed to be included in such Demand Registration, including any shares proposed to be sold by the Company pursuant to such Demand Registration. Notwithstanding the foregoing, the shares of Common Stock to be included in any Demand Registration prior to June 30, 2004 shall be apportioned (a) first, pro rata among any shares of Common Stock proposed to be sold by (x) any LDC Holder pursuant to the LDC Registration Rights Agreement and (y) any Institutional Investor pursuant to the Institutional Investor Registration Rights Agreement, up to a maximum of 40% of the total number of shares of Common Stock to be included in such Demand Registration, (b) second, pro rata among any shares of Common Stock proposed to be sold by any Preferred Stock Investor Holder and (c) third, pro rata among any other shares of Common Stock proposed to be included in such Demand Registration, including any shares proposed to be sold by the Company pursuant to such Demand Registration, in each case according to the total number of shares of Common Stock requested for inclusion by the Preferred Stock Investor Holders, the LDC Holders and the Institutional Investors, as applicable, or in such other proportions as shall mutually be agreed to among such selling stockholders, as applicable.

         2.2.5. Approval of LDC Holders and Institutional Investors. As evidenced by the Institutional Investor Registration Rights Agreement and the LDC Registration Rights Agreement, each in the form attached hereto, the Company represents that the Institutional Investors and the LDC Holders have approved the Company's entering into this Agreement and the granting to the Preferred Stock Investor Holders of registration rights in respect of Piggyback Registrations and Demand Registrations on the terms and conditions set forth herein.

         2.2.6. Additional Rights. If the Company at any time grants to any other holders of Common Stock or Common Stock Equivalents any rights to request the Company to effect the registration under the 1933 Act of any such shares of Common Stock on terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Preferred Stock Investor Holders with the same, more favorable terms. The Company shall not grant any other person rights to register securities of the Company on terms which could restrict in any way the ability of the Company fully to perform its obligations to the Preferred Stock Investor Holders pursuant to this Agreement, except for the Institutional Investor Registration Rights Agreement and the



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                                                                              43


LDC Registration Rights Agreement and the granting of registration rights in respect of Piggyback Registrations and Demand Registrations to the Institutional Investors and the LDC Holders, respectively, on the respective terms and conditions set forth in such agreements, to which the Preferred Stock Investors hereby consent.

         SECTION 2.3. Registration Procedures. It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article II that the Preferred Stock Investor Holders requesting inclusion in any Piggyback Registration or Demand Registration (collectively referred to as a "Registration") furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this Article II as the Company may reasonably request and as may be required in connection with any action to be taken by the Company or any such underwriter. With respect to any Registration which includes Registrable Securities held by a Preferred Stock Investor Holder, the Company shall, subject to Sections 2.1 and 2.2;

         2.3.1. Prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission within ninety (90) days after the end of the period within which requests for registration may be given to the Company, file with the Commission any necessary amendments to the registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, however, that at least five (5) business days prior to filing a registration statement and at least three (3) business days prior to the filing of a prospectus or any amendments or supplements to a registration statement or a prospectus, including documents incorporated by reference after the initial filing of the registration statement, the Company shall furnish to the holders of the Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, which documents shall be subject to the reasonable review of such holders and underwriters, if any, and the Company shall not file any registration statement or amendment thereto or any prospectus or any supplement thereto or any documents required to be incorporated by reference therein to which the Preferred Stock Investor Holders or the underwriters, if any, shall reasonably object;

         2.3.2. Prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of time as necessary to complete the offering, which period shall be not less than 90 days (or 180 days in the case of the Shelf Registration) (or such shorter period that shall terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the time period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act (or any successor rule); and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;



                                                                   Page 43 of __

         2.3.3. Furnish to each such Preferred Stock Investor Holder, without charge, at least one (1) conformed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any exhibits or documents incorporated by reference therein as any such Preferred Stock Investor Holder or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by any such Preferred Stock Investor Holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by any such Preferred Stock Investor Holder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

         2.3.4. Immediately notify each such Preferred Stock Investor Holder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the occurrence of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the Preferred Stock Investor Holders (a reasonable number of such amended and supplemented prospectuses having been delivered to the Preferred Stock Investor Holders), such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         2.3.5. Use its reasonable best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on each national securities exchange or market on which the Common Stock is then listed;

         2.3.6. Make every reasonable effort to obtain the withdrawal of any Stop Order suspending the effectiveness of the registration statement at the earliest possible moment;

         2.3.7. Subject to the time limitations specified in Section 2.3.2, if requested by the managing underwriter or underwriters or any such Preferred Stock Investor Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information with respect to the offering as the managing underwriter or underwriters or such Preferred Stock Investor Holder reasonably requests to be included therein, including, without limitation, with respect to the number of shares being sold by such Preferred Stock Investor Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any term of the underwritten offering of the securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;



                                                                   Page 44 of __

         2.3.8. As promptly as practicable after the filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a reasonable number of copies of such document to each such Preferred Stock Investor Holder;

         2.3.9. Prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Preferred Stock Investor Holders, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Preferred Stock Investor Holders or managing underwriter or underwriters, if any, requests in writing, use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         2.3.10. Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions customarily taken by registrants, if any, as the Preferred Stock Investor Holders or the underwriters may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

         2.3.11. Obtain a "comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "comfort" letters as the underwriters, if any, may reasonably request;

         2.3.12. Make available for inspection by any Preferred Stock Investor Holder holding Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Preferred Stock Investor Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

         2.3.13. Cooperate with such Preferred Stock Investor Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the Preferred Stock Investor Holders or the managing underwriter or underwriters, if any, may request; and

         2.3.14. Use its reasonable best efforts to cause the securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities



                                                                   Page 45 of __
within the United States, including, without limitation, the National Association of Securities Dealers, Inc., as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

                  The Preferred Stock Investor Holders, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2.3.4, shall forthwith discontinue disposition of the securities until the Preferred Stock Investor Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3.4 or until they are advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Preferred Stock Investor Holder shall, or shall request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Preferred Stock Investor Holder's possession, of the prospectus covering such securities which is current at the time of receipt of such notice. In the event that the Company gives any such notice, the time periods set forth in Section
2.3.4 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 2.3.4 or the Advice.

         SECTION 2.4. Registration Expenses. In the case of any Registration, the Company shall bear all of the costs and expenses of such Registration (including, without limitation, the expenses of preparing any registration statement, Commission and state "blue sky" filings, registration and qualification fees, the cost of providing any legal opinion or "comfort" letters requested by the Preferred Stock Investor Holders and printing costs) and legal fees or expenses of one (1) counsel for the Preferred Stock Investor Holders, the LDC Holders and the Institutional Investors mutually selected by the Preferred Stock Investor Holders, the LDC Holders and the Institutional Investors (such counsel being subject to the reasonable approval of the Company); provided, however, that the Company shall not be responsible for registration or qualification fees or underwriter's discounts or commissions that are attributable to the Registrable Securities of a Preferred Stock Investor Holder.

                  In connection with any Registration, the Company shall be required to obtain independent outside counsel that is sophisticated in securities law matters and that is reasonably satisfactory to a majority of the Preferred Stock Investor Holders that have shares of Common Stock included in such Registration.

         SECTION 2.5. Indemnification and Contribution.

         2.5.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Preferred Stock Investor Holder, its officers, directors and agents and each person who controls (within the meaning of the 1933 Act and the Exchange Act) such Preferred Stock Investor Holder against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or allegedly untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus in which such Preferred Stock Investor Holder is participating or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by, based upon or contained in any information with respect to such Preferred Stock Investor Holder furnished in writing to the Company by such Preferred Stock Investor Holder expressly for use therein; provided, however,



                                                                   Page 46 of __
that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Preferred Stock Investor Holder from whom the person asserting such loss, claim, damage or liability purchased shares of Common Stock if it is determined that it was the responsibility of such Preferred Stock Investor Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured such loss, claim, damage or liability. The Company shall also indemnify underwriters (as such term is defined in the 1933 Act), their officers and directors and each person who controls such persons (within the meaning of the 1933 Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Preferred Stock Investor Holders.

         2.5.2. Indemnification by Preferred Stock Investors. In connection with any Registration in which a Preferred Stock Investor Holder is participating, such Preferred Stock Investor Holder shall furnish to the Company in writing such information and affidavits with respect to such Preferred Stock Investor Holder as the Company may reasonably request for use in connection with any registration statement or prospectus and the Preferred Stock Investors agree to indemnify and hold harmless the Company, its directors, officers and agents and each person who controls (within the meaning of the 1933 Act and the Exchange
Act) the Company against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such Preferred Stock Investor Holder furnished in writing to the Company by such Preferred Stock Investor Holder expressly for use therein; provided, however, that the amount recoverable by the Company from the Preferred Stock Investors under this indemnification provision shall not exceed the amount of net proceeds received by all Preferred Stock Investor Holders from the sale of Registrable Securities in connection with any such Registration; and provided further that the indemnity agreement contained in this Section 2.5.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising pursuant to a Registration if such settlement is effected without the consent of the Preferred Stock Investors (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such seller.

         2.5.3. Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (x) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (y) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying party, permit the indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall relieve the indemnifying party from any liability hereunder with respect to the action to the extent that such failure materially prejudices the indemnifying party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No



                                                                   Page 47 of __
indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

         2.5.4. Contribution. If for any reason the indemnification provided for in the preceding Sections 2.5.1 and 2.5.2 is unavailable to an indemnified party as contemplated by the preceding Sections 2.5.1 and 2.5.2 for any reason, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, if the indemnifying party is any Preferred Stock Investor Holder, any contribution pursuant to this Section 2.5.4 shall be several and not joint, and shall be limited to the amount of net proceeds received by such Preferred Stock Investor Holder from the sale of Registrable Securities in connection with the applicable Registration.

         2.5.5. Other Indemnification. Indemnification similar to that set forth in the preceding subdivisions of this Section 2.5 (with appropriate modifications) shall be given by the Company and the Preferred Stock Investors with respect to any required registration or other qualification of securities under any Federal or state law or regulation or governmental authority other than the 1933 Act.

         SECTION 2.6. Exchange Act Reports. The Company agrees that it will use its reasonable best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act to the extent the Company is required to file such reports. Upon request of a Preferred Stock Investor Holder, the Company will furnish the requesting Preferred Stock Investor Holder with such information as may be necessary to enable such Preferred Stock Investor Holder to effect sales pursuant to Rule 144A.

         SECTION 2.7 Restrictions on Public Sale by Holder of Securities.

         2.7.1. Lock-Up Periods for Selling Holders. To the extent not inconsistent with applicable law, any Preferred Stock Investor Holder whose Registrable Securities are included in a Registration relating in whole or in part to an underwritten public offering agrees not to effect any public sale or distribution of the issue being registered or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a public sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except as part of such Registration); provided, however, that the foregoing shall only apply if and to the extent requested by the managing underwriter or underwriters.



                                                                   Page 48 of __

         2.7.2. Lock-Up Periods During Company Offering. Each Preferred Stock Investor Holder agrees that, in the event the Company files a registration statement under the 1933 Act with respect to an underwritten public offering of any shares of Common Stock or Common Stock Equivalents, such Preferred Stock Investor Holder shall not effect any public sale or distribution of any Common Stock owned by it (other than as part of such underwritten public offering) within seven (7) days prior to, and during the 180-day period beginning on, the effective date of such registration statement and the Company hereby also so agrees and agrees to use its reasonable best efforts to cause, as the managing underwriters may require, each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering) to so agree.

         SECTION 2.8. Participation in Registrations. No Preferred Stock Investor Holder may participate in any Registration hereunder unless such Preferred Stock Investor Holder (x) agrees to sell such Preferred Stock Investor Holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (y) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

         SECTION 2.9. Remedies. Each Preferred Stock Investor shall have the right and remedy to have the provisions of Sections 2.1 and 2.2 specifically enforced by any court having jurisdiction in the event that the Company breaches such provisions, and the Company shall reimburse the Preferred Stock Investor for the reasonable costs of the expenses for counsel for the Preferred Stock Investor incurred in connection with such proceeding.

                                   ARTICLE III

                                  Miscellaneous

         SECTION 3.1. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service), as follows:


                  (x)      if to the Company, to:

                           TransMontaigne Inc.
                           370 Seventeenth Street
                           Suite 2750
                           Denver, Colorado 80202
                           Phone:   (303) 626-8200
                           Fax:     (303) 626-8228
                           Attention: Erik B. Carlson, Esq.



                                                                   Page 49 of __
                  with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, New York 10019
                           Phone:   (212) 474-1000
                           Fax:     (212) 474-3700
                           Attention: Kris F.  Heinzelman, Esq.

                  (y) If to a Preferred Stock Investor, to the addresses indicated on Schedule 1 to the Recapitalization Agreements.

         SECTION 3.2. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement, the other Preferred Stock Investor Holders, if any, and their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement constitutes the entire agreement and understanding, and supersedes and terminates all prior agreements and understandings, both oral and written (including those contained in the letter agreements dated April 17, 2002 between the Company and each Preferred Stock Investor and the Recapitalization Agreements), between the parties hereto relating to the subject matter hereof.

         SECTION 3.3. Waiver. Any party hereto may, by written notice to any other party (x) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement to the extent that such obligations or other actions are due to the party giving notice; (y) waive compliance with any of the conditions or covenants of such other party contained in this Agreement to the extent that such conditions or covenants relate to the party giving notice; and (z) waive or modify performance of any of the obligations of such other party under this Agreement to the extent that such obligations are due to the party giving notice. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. Neither the waiver by any party hereto of a breach of any provision hereof or any preceding or succeeding breach nor the failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder nor shall it be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         SECTION 3.4. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the Company and the holders of two-thirds of the Registrable Securities. Any such amendment, modification or waiver in respect of this Agreement executed by or on behalf of the Preferred Stock Investors shall bind



                                                                   Page 50 of __
each other Preferred Stock Investor Holder, if any, to the terms and conditions thereof. The Company agrees that all holders of Registrable Securities shall be notified by the Company in advance of any proposed amendment, modification or waiver of this Agreement, but failure to give such notice shall not in any way affect the validity of any such amendment, modification or waiver. In addition, promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, modification or waiver which has been adopted to all holders of Registrable Securities then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, modification or waiver.

         SECTION 3.5. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Preferred Stock Investor (other than, in the case of any Preferred Stock Investor, to a Permitted Affiliate of the Preferred Stock Investors in connection with a transfer of a portion of the Preferred Stock Investor Shares), or any transferee of the foregoing.

         SECTION 3.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

         SECTION 3.7. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto from and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other parties by reason of the enforcement and protection of their rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other parties may be entitled.

         SECTION 3.8. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 3.9. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.



                                                                   Page 51 of __

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                               TRANSMONTAIGNE INC.



                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:





                 [Registration Rights Agreement Signature Page]



                                                                   Page 52 of __

                                             FIRST RESERVE FUND VII,
                                             LIMITED PARTNERSHIP

                                             By: FIRST RESERVE GP VII, L.P.
                                              its general partner

                                             By: FIRST RESERVE CORPORATION
                                              its general partner



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             FIRST RESERVE FUND VIII, L.P.

                                             By: FIRST RESERVE GP VIII, L.P.
                                              its general partner

                                             By: FIRST RESERVE CORPORATION
                                              its general partner



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                  [Registration Rights Agreement Signature Page]



                                                                   Page 53 of __

                                             VENCAP HOLDINGS (1987) PTE LTD



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                  [Registration Rights Agreement Signature Page]


                                                                   Page 54 of __

                                             FLEMING US DISCOVERY FUND III, L.P.

                                             By: FLEMING US DISCOVERY
                                              PARTNERS, L.P.,
                                              its general partner

                                             By: FLEMING US DISCOVERY, LLC.
                                              its general partner


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             FLEMING US DISCOVERY OFFSHORE FUND
                                             III, L.P.

                                             By: FLEMING US DISCOVERY
                                              PARTNERS, L.P.,
                                              its general partner

                                             By: FLEMING US DISCOVERY, LLC.
                                              its general partner


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                 [Registration Rights Agreement Signature Page]



                                                                   Page 55 of __

                                            LAUGHLIN TRUSTEES ET AL FBO
                                            RICARD R. OHRSTROM, JR. DTD 12/22/97


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                            LAUGHLIN TRUSTEES ET AL FBO
                                            KENNETH M. OHRSTROM DTD 12/22/97


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                            LAUGHLIN TRUSTEES ET AL FBO
                                            GEORGE L. OHRSTROM II DTD 12/22/97


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                            LAUGHLIN TRUSTEES ET AL FBO
                                            BARNABY A. OHRSTROM DTD 12/22/97


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                 [Registration Rights Agreement Signature Page]



                                                                   Page 56 of __

                                            CODAN TRUSTEES ET AL FBO
                                            CHRISTOPHER F. OHRSTROM DTD 12/22/97


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                            CODAN TRUSTEES ET AL FBO
                                            MARK J. OHRSTROM DTD 12/22/97



                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                            CODAN TRUSTEES ET AL FBO
                                            ESMOND V. HARMSWORTH DTD 12/22/97


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                 [Registration Rights Agreement Signature Page]



                                                                   Page 57 of __

                                              YORKTOWN ENERGY PARTNERS III, L.P.

                                              By: YORKTOWN III COMPANY, L.L.C.,
                                                  its general partner


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              YORKTOWN PARTNERS, L.L.C.,
                                              as agent


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                              TICONDEROGA E-SERVICES FUND I, LP,


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                 [Registration Rights Agreement Signature Page]



                                                                   Page 58 of __

                                              CFE, INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                 [Registration Rights Agreement Signature Page]



                                                                   Page 59 of __

                                              WIEGERS & CO.


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                              WIEGERS FAMILY FOUNDATION


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                 [Registration Rights Agreement Signature Page]



                                                                   Page 60 of __

                                              VESTAR CAPITAL PARTNERS III, L.P.

                                              By: Vestar Associates III, L.P.,
                                                  its general partner

                                              By: Vestar Associates Corporation
                                                  III, its general partner


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                 [Registration Rights Agreement Signature Page]



                                                                   Page 61 of __

                                              CORTLANDT S. DIETLER



                                              ----------------------------------



                 [Registration Rights Agreement Signature Page]



                                                                   Page 62 of __

                                              FRANKLIN W. HOBBS


                                              ----------------------------------


                 [Registration Rights Agreement Signature Page]



                                                                   Page 63 of __

                                              NICHOLAS F. BRADY TRUST


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                 [Registration Rights Agreement Signature Page]



                                                                   Page 64 of __

                                              DAVID W. NIEMIEC


                                              ----------------------------------


                 [Registration Rights Agreement Signature Page]



                                                                   Page 65 of __

                                              GEORGE H. WEILER


                                              ----------------------------------



                 [Registration Rights Agreement Signature Page]



                                                                   Page 66 of __

         [Form of Institutional Investor Registration Rights Agreement]



                                                                   Page 67 of __

                   [Form of LDC Registration Rights Agreement]



                                                                   Page 68 of __